UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2006

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

f/k/a HERITAGE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

20337 Rimview Place, Walnut, California	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 468-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Songzai International Holding Group, Inc., a Nevada corporation, f/k/a Heritage Companies, Inc. (the "Registrant"), in connection with the items set forth below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b) Resignation of Principal Financial Officer

Effective September 26, 2006, Mr. Yang Yu has resigned as the Chief Financial Officer (“CFO”) of Songzai International Holding Group, Inc. (the “Registrant”) for personal reasons. Mr. Yu’s resignation was not a result of any disagreements with the Registrant.

On September 27, 2006, the Board of Directors of the Registrant appointed Mr. Hong Jun Li, President of the Registrant, to fill the role of acting CFO until a permanent replacement is named.

The Registrant will conduct a search for a suitable successor to Mr. Yu as soon as reasonably possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONGZAI INTERNATIONAL HOLDING
GROUP, INC.

Date: September 28, 2006	By:	/s/ Hong Jun Li
Name: Hong Jun Li
Title: President